Exhibit 99.1

FOR IMMEDIATE RELEASE     For more information:
Investor Relations
Chad Paris
investors@jasoninc.com
(414) 277-2007

JASON INDUSTRIES ACQUIRES DRONCO GMBH
Expands Product Technology Offering Into Attractive Abrasives Space

MILWAUKEE, June 1, 2015 -- Jason Industries, Inc. (NASDAQ: JASN, JASNW) (“Jason” or “the Company”), today announced that it has acquired DRONCO GmbH (“DRONCO”), one of Europe’s leading manufacturers of abrasives, for approximately €32 million in cash and €10 million of assumed liabilities.

With approximately €40 million of revenue, DRONCO will be integrated into Jason’s Finishing segment, the leading global producer of technical and maintenance brushes, polishing tools and compounds. Through the acquisition of DRONCO, Jason enters a targeted faster growing $6 billion adjacent abrasives market segment. By adding abrasives to its product portfolio, Jason solidifies its position as a complete surface technology and finishing solutions leader, while benefitting from significant cross-selling opportunities.

The Company believes that Jason Finishing is uniquely positioned to expand DRONCO though its established global sales and logistics network, making its products available to broader markets. DRONCO product distribution will be expanded to Jason Finishing customers in Europe and North America, and to meet demand for abrasives in developing and higher-growth emerging markets.

“DRONCO has earned a privileged reputation as an innovative technology leader that produces high-quality products. We believe that DRONCO is an outstanding strategic fit and we are excited to welcome the company to the Jason family,” said David Westgate, Chief Executive Officer. “Through this acquisition we simultaneously enter a market that is undergoing a steady rise in worldwide demand, further globalize our finishing business, and are presented with substantial opportunities for future growth. We anticipate that the DRONCO transaction will deliver shareholder value in both the near- and long-term as we achieve growth, cost and sales synergies.”

Jason funded the acquisition through a combination of cash on hand and the assumption of DRONCO liabilities.

Fiscal 2015 Outlook:

The Company anticipates the integration of DRONCO with Finishing will generate approximately $2.5 million in annual cost synergies within approximately 18 months. With the addition of Dronco, Jason now expects 2015 net sales in the range of $708 to $723 million and Adjusted EBITDA in the range of $87 to $91 million. Prior guidance was net sales in the range of $685 to $700 million and Adjusted EBITDA in the range of $84 to $88 million.

Jason Acquires DRONCO GmbH

Conference Call:

The Company will hold a conference call to discuss the DRONCO acquisition on June 1, 2015 at 11:00 a.m. Eastern Time. The conference call is available by dialing 1-877-407-3982 (domestic) or 1-201-493-6780 (international). Participants should ask for the Jason Industries investor conference call. The Company’s presentation for the conference call is available on the Company’s website at investors.jasoninc.com.

A replay of the live conference call will be available beginning approximately one hour after the call. The replay will be available on the Company’s website at investors.jasoninc.com or by dialing 1-877-870-5176 (domestic) or 1-858-384-5517 (international) and entering the replay passcode 13611134. The telephonic replay will be available until 11:59 pm (Eastern Time), June 15, 2015.

About Jason Industries
Jason Industries, Inc. is the parent company to a global family of manufacturing leaders within the seating, finishing, components and automotive acoustics markets, including Assembled Products (Buffalo Grove, Ill.), Janesville Acoustics (Southfield, Mich.), Metalex (Libertyville, Ill.), Milsco (Milwaukee, Wis.), Osborn (Richmond, Ind. and Burgwald, Germany) and Sealeze (Richmond, Va.). All Jason companies utilize the Jason Business System, a collaborative manufacturing strategy applicable to a diverse group of companies that includes business principles and processes to ensure best-in-class results and collective strength. Headquartered in Milwaukee, Wis., Jason employs more than 4,400 individuals in 14 countries.

To learn more, visit www.jasoninc.com.

About DRONCO GmbH
DRONCO GmbH is one of Europe’s leading manufacturers in the area of abrasives and sells its products in approximately 100 countries. The company’s range of products, including cutting, grinding and abrasive discs, diamond tools, ceramic abrasives, sandpapers, and technical brushes, is recognized for outstanding quality among professional tradespeople and discerning DIY users alike.

Dronco was founded in 1962 and is based in Wunsiedel, Germany, with subsidiaries in France, the United Kingdom and Sweden. To learn more, visit www.dronco.com.

Forward Looking Statements
This press release includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “anticipate,” “believe,” “expect,” “estimate,” “plan,” “outlook,” and “project” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. Such forward-looking statements include projected financial information. Such forward-looking statements with respect to revenues, earnings, performance, strategies, prospects, acquisitions and other aspects of the Company’s businesses are based on current expectations that are subject to risks and uncertainties. A number of factors could cause actual results or outcomes to differ materially from those indicated by such forward-looking statements.

The forward-looking statements contained in this press release are based on assumptions that we have made in light of our industry experience and our perceptions of historical trends, current conditions, expected future developments and other factors we believe are appropriate under the circumstances. As you review

Jason Acquires DRONCO GmbH

and consider this press release, you should understand that these statements are not guarantees of performance or results. They involve risks, uncertainties (some of which are beyond our control) and assumptions. Although we believe that these forward-looking statements are based on reasonable assumptions, you should be aware that many factors could affect our actual results and cause them to differ materially from those anticipated in the forward-looking statements.

More information on potential factors that could affect the Company’s financial condition and operating results is included in the “Risk Factors” section and the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” section included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014, and in the Company’s other filings with the Securities and Exchange Commission. Any forward-looking statement made by us in this press release speaks only as of the date on which we make it. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

# # #